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                                                                   Exhibit 10.18


                       FORM OF RESTRICTED STOCK AGREEMENT


         THIS RESTRICTED STOCK AGREEMENT (the "Agreement") made as of the ____ day of _____________, ____, between PETCO Animal Supplies, Inc., a Delaware corporation (the "Company"), and _____________, an employee of the Company or a Subsidiary of the Company (the "Employee"):

         WHEREAS, the Company has established the 1994 Stock Option and Restricted Stock Plan for Executive and Key Employees of PETCO Animal Supplies, Inc. (as amended or restated from time to time, the "Plan"); and

         WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

         WHEREAS, the Plan provides for the issuance of shares of the Company's Common Stock, $0.001 par value, subject to certain restrictions thereon (hereinafter referred to as "Restricted Stock"); and

         WHEREAS, the Stock Option Committee of the Company's Board of Directors (the "Committee"), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to issue the Restricted Stock provided for herein to the Employee in consideration of services to the Company and/or its Subsidiaries, and has advised the Company thereof and instructed the undersigned Officer to issue said Restricted Stock;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Whenever the following terms are used below in this Agreement they shall have the meaning specified below unless the context clearly indicates to the contrary.

SECTION 1.1 - RESTRICTED STOCK

         "Restricted Stock" shall mean shares of the Company's Common Stock issued under this Agreement and subject to the Restrictions imposed hereunder.

SECTION 1.2 - PLAN

         "Plan" shall mean the 1994 Stock Option and Restricted Stock Plan for Executive and Key Employees of PETCO Animal Supplies, Inc., as amended or restated from time to time.


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SECTION 1.3 - PRONOUNS

         The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

SECTION 1.4 - RESTRICTIONS

         "Restrictions" shall mean the restrictions on sale or other transfer and the exposure to forfeiture imposed upon the Restricted Stock under this Agreement.

SECTION 1.5 - SECRETARY

         "Secretary" shall mean the Secretary of the Company.

SECTION 1.6 - SUBSIDIARY

         "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.7 - TERMINATION OF EMPLOYMENT

         "Termination of Employment" shall mean the time when the employee-employer relationship between the Employee and the Company or a Subsidiary is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding any termination where there is a simultaneous reemployment by the Company or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment.

                                   ARTICLE II
                          ISSUANCE OF RESTRICTED STOCK

SECTION 2.1 - ISSUANCE OF RESTRICTED STOCK

         In consideration of the Employee's agreement to remain in the employ of the Company or a Subsidiary and for other good and valuable consideration, on the date hereof the Company irrevocably issues to the Employee _____________ shares of its $0.001 par value Common Stock upon the terms and conditions set forth in this Agreement.

SECTION 2.2 - CONSIDERATION TO THE COMPANY

         As partial consideration for the issuance of Restricted Stock by the Company, the Employee agrees to render faithful and efficient services to the Company or a Subsidiary with such duties and responsibilities as the Company shall from time to time prescribe for a period of


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at least one (1) year from the date that this Restricted Stock is issued.
Nothing in this Agreement or in the Plan shall, however, confer upon the Employee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to terminate or discharge the Employee at any time for any reason whatsoever, with or without good cause.

                                   ARTICLE III
                                  RESTRICTIONS

SECTION 3.1 - FORFEITURE OF RESTRICTED STOCK

         All shares of Restricted Stock shall be forfeited back to the Company immediately upon a Termination of Employment for any reason.

SECTION 3.2 - LEGEND

         Certificates representing shares of Restricted Stock issued pursuant to this Agreement shall, until all restrictions lapse and new certificates are issued pursuant to Section 3.3, bear the following legend:

         "The shares represented by this certificate are subject to reacquisition by PETCO Animal Supplies, Inc. and such shares may not be sold or otherwise transferred except pursuant to the provisions of the Restricted Stock Agreement by and between PETCO Animal Supplies, Inc. and the registered owner of such shares."

SECTION 3.3 - LAPSE OF RESTRICTIONS

         (a)      The Restrictions shall lapse as follows:

                  (1) The Restrictions shall lapse with respect to thirty-three and one-third percent (33 1/3%) of the shares of Restricted Stock on the first anniversary of the date that the Restricted Stock is issued.

                  (2) The Restrictions shall lapse with respect to thirty-three and one-third percent (33 1/3%) of the shares of Restricted Stock on the second anniversary of the date that the Restricted Stock is issued.

                  (3) The Restrictions shall lapse with respect to thirty-three and one-third percent (33 1/3%) of the shares of Restricted Stock on the third anniversary of the date that the Restricted Stock is issued.

         (b) Upon the lapse of the Restrictions, the Company shall cause new certificates to be issued and delivered to the Employee or his legal representative, free from the legend provided for in Section 3.2 and any of the other Restrictions. Notwithstanding the preceding sentence, no such new certificate shall be delivered to Employee or his legal representative unless and until Employee or his legal representative shall have paid to the Company in cash the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of the Employee resulting from the lapse of the Restrictions.


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SECTION 3.4 - MERGER, CONSOLIDATION, EXCHANGE, ACQUISITION, LIQUIDATION OR
DISSOLUTION

         In the event of the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company, the Committee may, in its absolute discretion and on such terms and conditions as it deems appropriate, provide by resolution adopted prior to such event that, at some time prior to the effective date of such event, the Restrictions upon some or all shares of Restricted Stock shall immediately expire and/or that some or all of such shares shall cease to be subject to forfeiture under Section 3.1.

SECTION 3.5 - RESTRICTIONS ON NEW SHARES

         In the event that the outstanding shares of the Company's Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation pursuant to a merger of the Company into another corporation, or the exchange of all or substantially all of the assets of the Company for the securities of another corporation, or the acquisition by another corporation of 80% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, or a stock split-up or stock dividend, such new or additional or different shares or securities that are attributable to the Employee in his capacity as the owner of the Restricted Stock, shall be considered to be Restricted Stock and shall be subject to all of the Restrictions, unless the Committee provides, pursuant to
Section 3.4, for the expiration of the Restrictions on the shares of Restricted Stock underlying the distribution of the new or additional shares or securities.

                                   ARTICLE IV
                                OTHER PROVISIONS

SECTION 4.1 - ADMINISTRATION

         The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Restricted Stock.

SECTION 4.2 - RESTRICTED STOCK NOT TRANSFERABLE

         Neither the Restricted Stock nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; PROVIDED, HOWEVER, that this Section 4.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.


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SECTION 4.3 - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

         The Company shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

                  (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

                  (b) The completion of any registration or other qualification of such shares under any state or Federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

                  (c) The obtaining of any approval or other clearance from any state or Federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

                  (d) The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.

SECTION 4.4 - ESCROW

         The Secretary or such other escrow holder as the Committee may appoint shall retain physical custody of the certificates representing the Restricted Stock, including shares of Restricted Stock issued pursuant to Section 3.5, until all of the Restrictions expire or shall have been removed; PROVIDED, HOWEVER, that in no event shall Employee retain physical custody of any certificates representing Restricted Stock issued to him.

SECTION 4.5 - NOTICES

         Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

SECTION 4.6 - RIGHTS AS SHAREHOLDER

         Except as otherwise provided herein, the holder of the Restricted Stock shall have all the rights of a shareholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock.


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SECTION 4.7 - TITLES

         Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.







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         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.





                                     PETCO ANIMAL SUPPLIES, INC.



                                     By
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                                                       EMPLOYEE




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                                                       Address


                                     Employee's Taxpayer Identification Number:



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